SCHEDULE 14A
                                  INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the  Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the  appropriate  box:
         [ ]  Preliminary  Proxy  Statement
         [ ]  Confidential,  for   Use  of  Commission  Only  (as  permitted  by
              rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 AGRITOPE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement If Other Than Registrant)

  Payment of filing fee (Check the appropriate box):
  [X]   No fee required
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title  of  each  class  of securities to which transaction applies:

           ---------------------------------------------------------------------

       (2) Aggregate   number  of  securities  to  which  transaction applies:

           ---------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

       (5) Total fee paid:

           ---------------------------------------------------------------------

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                  (1)  Amount Previously Paid:

                       ---------------------------------------------------------

                  (2)  Form, Schedule or Registration Statement No.:

                       ---------------------------------------------------------

                  (3)  Filing Party:

                       ---------------------------------------------------------

                  (4)  Date Filed:

                       ---------------------------------------------------------

                                     [LOGO]

                                    AGRITOPE


                        16160 SW UPPER BOONES FERRY ROAD
                             PORTLAND, OREGON 97224

January 26, 1999



Dear Stockholder:

         You are cordially invited to attend Agritope's 1999 annual meeting of stockholders to be held at 9:00 a.m. on Monday, February 22, 1999, at the Oregon Museum of Science and Industry (OMSI), 1945 SE Water Avenue, Portland, Oregon. Your Board of Directors and management look forward to personally greeting those present. At the meeting, you will be asked to elect three Class 2 directors to serve on the Board of Directors until Agritope's 2002 annual meeting of stockholders, and to transact such other business as may properly come before the meeting or any adjournment thereof. Holders of Series A Preferred Stock will also be electing one director to serve until the 2000 annual meeting of stockholders. Your Board of Directors has approved the nominees for director named in the enclosed proxy statement and recommends that you vote FOR their election to the Board of Directors. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting in person, we urge you to mark, sign, date and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. We encourage you to attend the annual meeting and vote in person even if you have previously mailed your proxy card.

Sincerely,




Adolph J. Ferro, Ph.D.
Chairman of the Board,
President and Chief Executive Officer

                                 AGRITOPE, INC.
                        16160 SW Upper Boones Ferry Road
                             Portland, Oregon 97224

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 22, 1999
                                 ---------------

To the Stockholders of Agritope, Inc.:

         The annual meeting of stockholders of Agritope, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. at the Oregon Museum of Science and Industry (OMSI), 1945 SE Water Avenue, Portland, Oregon 97214, on Monday, February 22, 1999, for the following purposes:

     1. Holders of Common Stock and Series A Preferred Stock will elect three Class 2 directors to serve until the 2002 annual meeting of stockholders.

     2. The holder of Series A Preferred Stock will elect one director to serve until the 2000 annual meeting of stockholders.

     3. Stockholders will consider such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

         Only holders of Common Stock and Series A Preferred Stock of record at the close of business on January 20, 1999 will be entitled to notice of, and to vote at, the annual meeting of stockholders and any adjournment or postponement thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, for a period of 10 days prior to the meeting, at the Company's offices at 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224.

By order of the Board of Directors,




Gilbert N. Miller
Secretary

January 26, 1999
Portland, Oregon


--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                                 AGRITOPE, INC.
                        16160 SW Upper Boones Ferry Road
                             Portland, Oregon 97224
                                 ---------------

                                 PROXY STATEMENT

     This proxy statement is being mailed on or about January 26, 1999 to stockholders of Agritope, Inc., a Delaware corporation (the "Company" or "Agritope"), in connection with the solicitation of proxies in the accompanying form ("Proxies") by the Company's Board of Directors (the "Board") for use at the annual meeting of stockholders to be held at 9:00 a.m. on February 22, 1999 at the Oregon Museum of Science and Industry (OMSI), 1945 S.E Water Avenue, Portland, Oregon 97214, and at any adjournment or postponement thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders.

                                     PROXIES

     All valid Proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the Proxy. Where no instructions are given, shares will be voted FOR the election of each of the nominees for director.

     Stockholders may revoke the authority granted by their Proxies at any time before the meeting by notice in writing delivered to the Secretary of the Company, by submitting a subsequently dated Proxy, or by attending the meeting, withdrawing the Proxy and voting in person.

     At the meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. The Board knows of no other matters to be presented for action at the meeting. If any other matters do properly come before the meeting, the persons named in the Proxy will have discretionary authority to vote thereon in accordance with their best judgment.

     The cost of soliciting Proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees may solicit Proxies personally or by telephone or other means without additional compensation. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies from nominees and brokers at an estimated fee of $2,500 plus related out-of-pocket expenses. The Company also will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding Proxies and proxy material to the beneficial owners of stock held of record by such persons.

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE.

                                  VOTING STOCK

     January 20, 1999 is the record date for determining stockholders entitled to vote at the Annual Meeting. On the record date, the following shares of the Company's capital stock were outstanding and entitled to vote at the meeting:
4,050,150 shares of common stock, par value $.01 per share, including associated preferred stock purchase rights ("Common Stock"); and 214,285 shares of Series A Preferred Stock, par value $.01 per share ("Series A Preferred"). Neither the Common Stock nor Series A Preferred is entitled to cumulative voting in the election of directors.

     Each share of Common Stock and each share of Series A Preferred is entitled to one vote on each matter submitted to the stockholders at the Annual Meeting, except for the election of the director who is elected by the Series A Preferred. With regard to the election of Class 2 directors who will serve until the 2002 annual meeting of stockholders and all other matters that are submitted to the stockholders, the holders of Common Stock and Class A Preferred will vote together as a single class. The holder of Class A Preferred will vote separately to elect a director to serve until the 2000 annual meeting of stockholders.

     The presence in person or by Proxy of the holders of a majority of the total number of shares of Common Stock and a majority of the total number of shares of Series A Preferred entitled to vote at the Annual Meeting will constitute a quorum.

     Abstentions will be counted in determining whether a quorum is present for the Annual Meeting, and will be counted as a vote "against" any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.


                              ELECTION OF DIRECTORS

     The Board consists of seven directors, and will increase to eight directors if the three nominees for Class 2 directors are elected. The Board is divided into three classes. Each class is elected for a three-year term, with one class being elected each year. Class 1, Class 2 and Class 3 directors serve for terms expiring at the annual meeting of Agritope stockholders in 2001, 1999 and 2000, respectively. The seventh director on the Agritope Board is elected by holders of Series A Preferred. Under the terms of the Series A Preferred, the holders of such shares are entitled to elect one director (the "Series A Director") on an annual basis so long as at least 214,285 shares of Series A Preferred are outstanding.

     Three Class 2 directors will be elected at the Annual Meeting. They will serve until the annual meeting of stockholders in 2001 or until their respective successors are elected and qualified. Management's nominees for Class 2 director are W. Charles Armstrong, James T. King and Roger L. Pringle. Messrs. Armstrong and Pringle are presently members of the Board. The three nominees for Class 2 directors receiving the highest number of votes will be elected to the Board.

     Pierre Lefebvre is the nominee for the Series A Director. He also is presently a member of the Board. The Series A Director will hold office until the 2000 annual meeting of stockholders or until his successor is elected and qualified. At the record date, there was only one holder of Series A Preferred.

     In the absence of instructions to the contrary, shares of Common Stock and Series A Preferred represented by properly executed Proxies will be voted for the three nominees for Class 2 directors, and shares of Series A Preferred represented by properly executed Proxies will be voted for the nominee for the Series A Director. All of the nominees have consented to be named and to serve if elected. However, should any nominee for any reason become unable or unwilling to serve as a director, the persons named on the enclosed Proxy will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.

     Certain information with respect to each person nominated for election as a director at the Annual Meeting and each person whose term of office as a director will continue after the meeting is set forth below:



         Name                               Principal Occupation                    Age          Director Since
         ----                               --------------------                    ---          --------------

Class 1 Directors--Terms Expire in 2001:

Adolph J. Ferro, Ph.D.         Chairman of the Board, President and Chief            56                 1989
                               Executive Officer of the Company

Gilbert N. Miller              Executive Vice President, Chief Financial             57                 1997
                               Officer and Secretary of the Company

Class 2 Nominees--Terms to Expire in 2002:

W. Charles Armstrong           Private Investor                                      54                 1997

James T. King                  Private Investor                                      68                    -

Roger L. Pringle               President of The Pringle Company, a                   58                 1991
                               management consulting firm, Portland, Oregon

Class 3 Directors--Terms Expire in 2000:

Michel de Beaumont             Co-founder and director of American                   56                 1997
                               Equities Overseas (UK) Ltd., London, England

Nancy L. Buc                   Partner in law firm of Buc & Beardsley,               54                 1997
                               Washington, D.C.

Series A Nominee--Term to Expire in 2000:

Pierre Lefebvre(1)             Chief Executive Officer of Vilmorin Clause            47                 1997
                                & Cie and Deputy Chief Executive Officer of
                                Groupe Limagrain Holding, Chappes, France

(1) Mr. Lefebvre was initially elected by the Board of Directors in December 1997 at the request of the holders of the Series A Preferred Stock issued in connection with a research and development agreement entered into between the Company and Vilmorin.

CLASS 1 DIRECTORS--TERMS EXPIRE IN 2001

     Adolph J. Ferro, Ph.D., has been President and Chief Executive Officer of Agritope since 1988, and a director since 1989. He was named Chairman of the Board of Agritope in October 1997. He was President and Chief Executive Officer of Epitope, Inc. ("Epitope") from 1990 through May 1997. Dr. Ferro was Senior Vice President of Epitope from 1988 until 1990. From 1987 until 1988, he was Epitope's Vice President of Research and Development. He was a co-founder of Agricultural Genetic Systems, Inc., which Epitope acquired and renamed Agritope in 1987. From 1981 to 1986, he was an Associate Professor at Oregon State University, and from 1978 to 1981, he was an Assistant Professor at Oregon State University. From 1975 to 1978, he was Assistant Professor at the University of Illinois at Chicago in the Department of Biological Sciences. Dr. Ferro received a BA degree from the University of Washington in 1965, an MS degree in biology from Western Washington University in 1970, and a Ph.D. in bacteriology and public health from Washington State University in 1973.

     Gilbert N. Miller has been Chief Financial Officer of the Company since 1991. He was also Senior Vice President of Agritope from 1992 until February 1996, when he became Executive Vice President. He has been a director of the Company since August 1997. He served as Epitope's Executive Vice President and Chief Financial Officer from 1989 to December 1997 and as its Treasurer from 1991 to December 1997. From 1987 to 1989, he was Executive Vice President, Finance and Administration, of Northwest Marine Iron Works, a privately held ship repair contractor located in Portland, Oregon. From 1986 to 1987, he was Vice President/Controller of the Manufacturing Group of Morgan Products, Ltd., a manufacturer and distributor of specialty building products based in Oshkosh, Wisconsin. From 1980 to 1987, he also held the position of Senior Vice President/Finance of Nicolai Company, a Portland wood door manufacturing concern, which became a wholly owned subsidiary of Morgan Products Ltd., in 1986. Mr. Miller received a BS degree from Oregon State University and a Master of Business Administration degree from University of Oregon. He is a certified public accountant.

NOMINEES FOR CLASS 2 DIRECTORS--TERMS TO EXPIRE IN 2002

     W. Charles Armstrong has been a director of Agritope since August 1997. He has also been a director of Epitope since 1989 and a director of Pacificorp, a public utility holding company, since 1996. He served as President and Chief Executive Officer of Epitope from May 1997 to October 1997. He was Chairman and Chief Executive Officer of Bank of America Oregon from September 1992 until
September 1996. From April to September 1992, he was Chairman and Chief Executive Officer of Bank of America Idaho. Mr. Armstrong served as President and Chief Operating Officer of Honolulu Federal Savings Bank from February 1989 to April 1992. Prior to February 1989, he was President and Chief Executive Officer of West One Bank, Oregon. Mr. Armstrong received a BS degree from Oregon State University.

     James T. King was nominated to be a Class 2 director in 1998. From 1974 to the present date he has been a private investor and advisor to certain family trusts. From 1971 to 1974 he was a managing director of Oppenheimer & Co. in its London, England, office and a general partner of Oppenheimer & Co., New York. Mr. King holds a BA degree from Xavier University, Cincinnati and MA degree from Yale University.

     Roger L. Pringle has been a director of Agritope since 1991. He has been a director of Epitope since 1989, and Chairman of the Board of Epitope since 1990. He is President of The Pringle Company, a management consulting firm in Portland, Oregon, which he founded in 1975. Mr. Pringle received a BS degree from Oregon State University and a Master of Business Administration degree from University of Oregon.

CLASS 3 DIRECTORS--TERMS EXPIRE IN 2000

     Michel de Beaumont was elected a director of the Company in September 1997. Since 1981, Mr. de Beaumont has served as a co-founder and director of American Equities Overseas (UK) Ltd. of London, England, a wholly owned subsidiary of American Equities Overseas, Inc. ("American Equities"), a private securities brokerage and corporate finance firm. Mr. de Beaumont was Vice President in the London office of American Securities Corp. from 1978 to 1981. He also previously served as a Vice President in the London offices of Smith Barney Harris Upham, Inc. and Oppenheimer & Co. Mr. de Beaumont graduated from the Universities of Poitiers and Paris with degrees in Advanced Math, Physics and Chemistry and earned a degree in business administration from the University of Paris. He is also a director of Applied Science and Technology, Inc.

     Nancy L. Buc was elected a director of the Company in September 1997. She has been a partner in the law firm of Buc & Beardsley in Washington, D.C. since 1994. Ms. Buc was a partner at Weil, Gotshal & Manges from 1981 to 1994 and from 1977 to 1980. Ms. Buc served as General Counsel for the Food and Drug Administration from 1980 to 1981. During an earlier period of government service (1969 to 1972), she served successively as Attorney-Advisor to the Chairman of the Federal Trade Commission and Assistant Director of that agency's Bureau of Consumer Protection. She is a director of the Virginia Law School Foundation and the Women's Legal Defense Fund. Ms. Buc is a graduate of Brown University and the University of Virginia School of Law. Ms. Buc holds an honorary Doctor of Laws from Brown University and is a trustee of Brown University.

NOMINEE FOR SERIES A DIRECTOR--TERM TO EXPIRE IN 2000

     Pierre Lefebvre was elected a director of the Company in December 1997. He has served as Deputy Chief Executive Officer of Groupe Limagrain Holding, a French agricultural company, and as chief executive officer of Vilmorin, a subsidiary of Groupe Limagrain Holding, since 1990. He presently leads both Vilmorin and the Groupe Limagrain Bio-Health Division. Prior to 1990, Mr. Lefebvre served as chief executive officer at Harris Moran Seed Company (formerly Ferry-Morse Seed Company), a California-based subsidiary of Limagrain, specializing in vegetable and flower seeds, and as controller at Tezier, another subsidiary of Limagrain. Mr. Lefebvre is a 1975 graduate of Groupe ESSEC School of Management, a French business school.

DIRECTOR MEETINGS

     The Board of Directors met 14 times during fiscal 1998. Each member of the board attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors of which such director was a member.

COMMITTEES OF THE BOARD

     In October 1997, the Board established the following  standing  committees:
Executive Committee, Audit Committee, Compensation Committee and Nominating Committee. Pursuant to Agritope's Bylaws, the Board may also establish other committees from time to time in its discretion.

     The Executive Committee consists of at least two directors and may exercise all the authority and powers of the Board in the management of the business and affairs of Agritope, except those reserved to the Agritope Board by the Delaware General Corporation Law. Mr. Pringle (chair), Dr. Ferro and Mr. Miller are the current members of the Executive Committee. The Executive Committee did not meet in fiscal 1998.

     The Audit Committee consists of at least two outside directors and, among other things, recommends the appointment of independent public accountants, reviews the scope of the annual audit and the engagement letter, reviews the independence of the independent accountants and reviews the findings and recommendations of the independent accountants and management's response. The Audit Committee also reviews the internal audit and control functions of Agritope and makes recommendations for changes in accounting systems, if warranted. Mr. Armstrong (chair), Ms. Buc and Mr. Pringle are the current members of the Audit Committee. The Audit Committee met one time during fiscal 1998.

     The Compensation Committee also consists of at least two outside directors and determines compensation for the officers of Agritope, administers stock-based compensation plans and other performance-based compensation plans adopted by Agritope, and considers matters of director compensation and benefits. Ms. Buc (chair) and Mr. Armstrong are the current members of the Compensation Committee. The Compensation Committee met four times during fiscal 1998.

     The Nominating Committee, which consists of at least two directors, selects and recommends candidates to serve on the Board, whose names will be submitted for election at Agritope's annual stockholder meetings. The Nominating Committee also reviews and makes recommendations to the Board concerning the composition and size of the Board and its committees. Mr. de Beaumont (chair), Ms. Buc, Dr. Ferro and Mr. Miller are the current members of the Nominating Committee. The Nominating Committee did not meet in fiscal 1998.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on the Company's review of such forms and written representations regarding reportable transactions, or the absence of a filing requirement, received from each officer and director, the Company believes that, with respect to fiscal 1998, all Reporting Persons complied with all applicable filing requirements.

                               EXECUTIVE OFFICERS

     The table below presents the names, ages and positions of Agritope's executive officers as of January 20, 1999.

Name                                 Age             Position
----                                 ---             --------

Adolph J. Ferro, Ph.D.                56             Chairman of the Board, President,
                                                     Chief Executive Officer and Class 1 Director

Gilbert N. Miller                     57             Executive Vice President, Chief Financial Officer,
                                                     Secretary and Class 1 Director

Matthew G. Kramer                     41             Vice President--Product Development

D. Ry Wagner, Ph.D.                   42             Vice President--Research

Joseph A. Bouckaert                   57             President and Chief Executive
                                                     Officer--Vinifera, Inc.

     For biographical summaries of Dr. Ferro and Mr. Miller, see "Election Of Directors."

     Matthew  G.  Kramer  joined  Agritope  in 1994  as Vice  President--Product
Development. From 1987 to 1994, he was Director of Production and Product Development for Calgene Fresh, Inc., where he was involved in development and commercialization of the FLAVR SAVR(TM) tomato. Mr. Kramer received an MS degree in Agronomy and a BS degree at Montana State University.

     D. Ry Wagner joined Agritope in December 1998 as Vice President--Research. Prior to joining Agritope, he was associate professor, Biology, at the Institute of Molecular Biology of the University of Oregon. He was appointed to the faculty at the University of Oregon in 1988. From 1985 to 1988, Dr. Wagner served as a National Science Foundation post-doctoral fellow. He holds a BS degree in Botany and Plant Science from Michigan State University and a Ph.D. degree in genetics from the University of Washington.

     Joseph A. Bouckaert joined Vinifera, Inc. ("Vinifera") as its President and Chief Executive Officer when Vinifera began operations in 1993. From 1988 to 1991, he was Vice Chairman of DNA Plant Technology Corporation, a publicly held agricultural biotechnology company with offices in Cinnaminson, New Jersey, and Oakland, California. He also was a co-founder and member of the board of directors of Florigene, BV, an agricultural biotechnology company focused on the flower business and located in The Netherlands. From 1985 to 1988, he served as President and Chief Executive Officer of Advanced Genetic Sciences Inc., a publicly held biotechnology company located in Oakland, California. In 1982, Mr. Bouckaert co-founded Plant Genetic Systems, NV, a privately held agricultural biotechnology company located in Brussels, Belgium, and served as its first Managing Director from 1982 through 1986. Mr. Bouckaert received a Juris Doctor degree from the University of Leuven in Belgium and postgraduate degrees in Business Administration from the University of Ghent in Belgium, and the University of Kentucky in Lexington, Kentucky.

            STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of January 20, 1999, regarding the beneficial ownership of the Common Stock and Series A Preferred (referred to collectively as "Capital Stock") by (a) each person who is known to the Company to be the beneficial owner of more than 5 percent of either class of outstanding stock, (b) each director of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.


                                                                                     Beneficial Ownership
                                                                ----------------------------------------------------------

Name                                    Title of Class          Number of Shares(1)               Percent of Capital Stock
----                                    --------------          --------------------              ------------------------

Vilmorin, Clause & Cie              Series A Preferred                    214,285(2)                      5.0%
Rue Limagrain
Chappes 63720
France

W. Charles Armstrong**                    Common                            8,408                            *

Michel de Beaumont**                      Common                          135,484(3)                      3.1%

Joseph A. Bouckaert**                     Common                           26,777(4)                         *

Nancy L. Buc**                            Common                           14,500                            *

Adolph J. Ferro, Ph.D.**                  Common                          106,518(4) (5)                  2.4%

James T. King**                           Common                          338,572(6)                      7.7%

Matthew G. Kramer**                       Common                           27,292(4)                         *

Pierre Lefebvre**                         Common                          214,285(7)                      5.0%

Gilbert N. Miller**                       Common                           62,127(4)                      1.5%

Roger L. Pringle**                        Common                           15,025(8)                         *

D. Ry Wagner, Ph.D.**                     Common                                -                           -

All directors and executive officers as   Common                          949,988(4)                     20.1%
a group (10 persons)


----------------
*Less than 1 percent
** 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224.

(1) Subject to community property laws where applicable, beneficial ownership consists of sole voting and investment power except as otherwise indicated. Information is based on the Company's records. Includes shares subject to options and warrants exercisable within 60 days of January 20, 1999, by directors and executive officers as follows: Mr. Armstrong, 7,500 shares; Mr. de Beaumont, 85,750 shares; Mr. Bouckaert, 25,518 shares; Ms. Buc, 7,500 shares; Dr. Ferro, 101,883 shares; Mr. King 150,000 shares; Mr. Kramer 25,518 shares; Mr. Miller 52,899 shares; Mr Pringle 7,500 shares; and all directors and executive officers as a group, 464,068 shares.
(2) Consists of 214,285 shares of Series A Preferred that Vilmorin Clause & Cie ("Vilmorin") purchased in connection with a research and development collaboration between the Company and Vilmorin. Series A Preferred is initially convertible into Common Stock on a share-for-share basis, subject to adjustment on the occurrence of certain events.

(3) Includes 49,734 shares of Common Stock held by Samisa Investment Corp. ("Samisa") and warrants to purchase 78,250 shares of Common Stock held by American Equities Overseas, Inc . ("American Equities"). Mr. de Beaumont advises Samisa and he is chief executive officer of American Equities. A controlling percentage of the voting shares of Samisa and American Equities is owned pursuant to various trust arrangements of which members of Mr. de Beaumont's family are potential beneficiaries.
(4) Includes the following shares of Common Stock allocated to each person's individual account under the Agritope 401(k) Plan: Mr. Bouckaert-- 1,259 shares, Dr. Ferro-- 1,422 shares, Mr. Kramer-- 902 shares, Mr. Miller-- 1,262 shares, and all directors and executive officers as a group-- 4,845 shares. Does not include 14,604 shares of Common Stock held in the Agritope, Inc. 401(k) Plan as to which Dr. Ferro and Mr. Miller share voting power as trustees of such plan. Dr. Ferro and Mr. Miller disclaim beneficial interest in such shares except as to shares included as noted above.
(5) Includes the following shares of Common Stock held by members of Dr. Ferro's immediate family: spouse--200 shares, daughter--200 shares and son--200 shares.
(6) Includes warrants to purchase 150,000 shares of Common Stock held by Yili Holdings Ltd., which are currentlty exercisable, and 188,572 shares of Common Stock held by Greenacres Enterprises, Inc. Mr. King serves as investment adviser to both entities and may be deemed to have dispositive and voting power with respect to the Agritope Common Stock of which the entities are beneficial owners.
(7) Mr. Lefebvre is chief executive officer of Vilmorin and may, as a result, be deemed to have voting and dispositive power with respect to the Agritope Capital Stock of which Vilmorin is the beneficial owner. Mr. Lefebvre disclaims beneficial ownership of such shares.
(8)   Includes 600 shares of Common Stock held by Mr. Pringle's spouse.


                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for the last three fiscal years of the Chief Executive Officer and the four other executive officers of Agritope whose salary and bonus exceeded $100,000 during the 1998 fiscal year. Information set forth in the table reflects compensation paid for services rendered for Epitope or Agritope.

SUMMARY COMPENSATION TABLE                                                 Long-Term
                                                                           Compensation
                                                                           Awards
                                                                           ------
                                          Annual Compensation              Securities     All Other
                                                                           Underlying     Compen-
Name and Principal Position          Year       Salary         Bonus       Options(1)     sation(2)
---------------------------          ----       ------         -----       -----------    ----------

Adolph J. Ferro, Ph.D.               1998     $241,625        $     -       407,529       $ 4,797(3)
Chairman of the Board,               1997      240,000              -             -         4,000(3)
President and Chief Executive        1996      214,183         50,000             -         4,237
Officer

Gilbert N. Miller                    1998      168,896              -       211,593         4,008
Executive Vice President             1997      165,000              -             -         4,125
and Chief Financial Officer          1996      128,510         33,075             -         3,206

Richard K. Bestwick, Ph.D.
Senior Vice President--              1998      142,001(4)           -       143,900         3,725
Research and Development(4)          1997      150,000              -             -         3,750
                                     1996       91,385         20,160             -         2,280

Matthew G. Kramer
Vice President--                     1998      125,000              -       102,071         3,130
Product Development(5)               1997       91,200              -        11,250         2,280

Joseph A. Bouckaert                  1998      160,000              -       102,071         4,053
President and Chief Executive        1997      160,000              -             -         4,000
Officer--Vinifera, Inc.(6)           1996      160,000         33,600             -             -

(1) Represents the number of shares of Agritope Common Stock for which options were awarded. Excludes options for 50,000 shares of Common Stock of Epitope ("Epitope Stock") received by Mr. Bouckaert under the Epitope Stock Award Plan in 1996.
(2) Represents amounts contributed to Epitope's 401(k) Plan as employer matching contributions in the form of Epitope Stock prior to December 30, 1997 and amounts contributed to Agritope's 401(k) Plan as employer matching contributions of Agritope common stock in 1998.
(3) The information in the above table does not include approximately $440,000 payable by Epitope in monthly installments over 22 months to Dr. Ferro, pursuant to his employment agreement with Epitope, in connection with the termination of Dr. Ferro's position as President and Chief Executive Officer of Epitope in May 1997.
(4)  Dr. Bestwick resigned effective July 1998.
(5)  Mr. Kramer was not an executive officer in 1996.
(6) Information for Mr. Bouckaert for 1996 includes compensation paid for periods during which Vinifera was not a subsidiary of Agritope.

GRANTS OF OPTIONS TO PURCHASE COMMON STOCK IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS (1)
                           --------------------------------------------------
                                            PERCENT OF                          POTENTIAL REALIZABLE VALUE AT ASSUMED
                                            TOTAL                                     ANNUAL RATES OF STOCK PRICE
                           NUMBER OF        OPTIONS                               APPRECIATION  FOR OPTION  TERM(2)
                                                                        MARKET  -------------------------------------
                           SECURITIES       GRANTED TO        EXERCISE  PRICE
                           UNDERLYING       EMPLOYEES         PRICE     ON DATE         (AMOUNTS IN THOUSANDS)
                           OPTIONS          IN FISCAL          PER       OF
NAME                       GRANTED          YEAR              SHARE     GRANT            0%          5%        10%
------------------------------------------------------------------------------------------------------------------

Adolph J. Ferro             407,529             28.6%         $5.25    $7.00          $713.2   $2,507.2   $5,259.6
Gilbert N. Miller           211,593             14.9           5.25     7.00           370.3    1,301.8    4,881.2
Richard K. Bestwick         143,900             10.1           5.25     7.00           251.8      885.3    1,857.2
Joseph A. Bouckaert         102,071              7.2           5.25     7.00           178.6      628.0    1,317.3
Matthew G. Kramer           102,071              7.2           5.25     7.00           178.6      628.0    1,317.3

(1) Option grants are non-qualified options with an unlimited term. The holders' right to exercise options will expire immediately upon termination of employment for cause, five years after retirement and one year after termination of employment for any other reason. Subject to certain conditions, the exercise price of the options may be paid by delivery of previously acquired shares of Common Stock. No SAR's were granted in fiscal 1998.
(2) Potential realizable values are based on the indicated assumed rates as specified by the Securities and Exchange Commission, compounded annually for a ten-year period. These increases in hypothetical value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OUTSTANDING OPTIONS FOR COMMON STOCK

None of the officers named in the "Summary Compensation Table" exercised options to purchase Agritope Common Stock during the fiscal year ended September 30, 1998, and none of such officers held any options exercisable for Agritope Common Stock at September 30, 1998.


EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     Pursuant to written employment agreements with Agritope, each of the executive officers named in the Summary Compensation Table above is entitled to receive one year of salary in the event of termination without cause (two years in the case of Dr. Ferro and Mr. Miller) or two years of salary (three years in the case of Dr. Ferro and Mr. Miller) if terminated without cause within 12 months following a change in control of Agritope (within the meaning of the Exchange Act) or sale of substantially all the assets of Agritope, except that Mr. Bouckaert's agreement does not include a change-in-control provision. The agreements in each case prohibit the officer from competing with Agritope for one year unless the officer elects to waive the right to amounts otherwise payable. Mr. Bouckaert's agreement prohibits him from competing with Vinifera for three years after termination. The agreements do not expire by their terms, except that Mr. Bouckaert's agreement terminates on May 31, 2000. The other agreements are terminable by Agritope on 30 days' notice with cause or, subject to payment of the salary amounts described above, on 90 days' notice without cause, and may be terminated by the executive officer on 90 days' notice.

COMPENSATION OF DIRECTORS

     The   Compensation   Committee   establishes   compensation   policies  for
non-employee directors of Agritope. Non-employee directors do not receive any cash compensation, but they are reimbursed for out-of-pocket expenses in connection with attending Board and committee meetings. Under the current compensation policy, each non-employee director is granted an option for 25,000 shares of Common Stock upon his or her initial election or appointment to the Board, plus an additional option for 5,000 shares of Common Stock for his or her initial year of service. On December 1 of each subsequent year on which each non-employee director is a member of the Agritope Board of Directors, the director will receive an additional option for 5,000 shares of Common Stock. The options will have an indefinite term. Vesting, exercise price and other terms will be determined by the Compensation Committee within the limitations of Agritope's 1997 Award Plan (the "Award Plan"). To date, options have been granted to directors in accordance with the policy at exercise prices of $5.25 and $2.00 and with annual vesting rates of 25% and 20% as of December 1, 1997 and 1998, respectively. Mr. Lefebvre is prohibited from receiving options by policy of his employer and, accordingly, has not been granted any options.


                      REPORT OF THE COMPENSATION COMMITTEE

     The following report of the Compensation Committee of the Board shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 (the "Securities Act") or the Exchange Act that incorporates by reference other Securities Act or Exchange Act filings in whole or in part.

GENERAL

     The Compensation Committee is composed of two independent non-employee directors. It is responsible for establishing and administering the Company's policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers, including the chief executive officer, and determines the amount of compensation for all executive officers, including awards under the Award Plan. The Committee was formed in November 1997 in preparation for the December 1997 spin-off of the Company as an independent public company.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to align the interests of executive officers with the long-term interests of the stockholders, to motivate executive officers to achieve the strategic business goals of the Company and to recognize individual contributions. The programs are also designed to attract and retain qualified executive officers by providing compensation opportunities that are competitive with those offered by other national biotechnology companies similar in size to the Company. Components of executive compensation, all of which are linked to individual performance, may include base salary, cash bonuses, stock option grants and other benefits.

BASE SALARY

     At least annually, the Committee will set salaries for executive officers. The Committee also intends to review all aspects of the executive compensation package every two or three years to ensure that it is competitive to the market. Prior to December 1997, compensation levels of executive officers of the Company were set by its parent company, Epitope. On December 1, 1997, the Committee established base salaries and made initial grants of stock options. In determining such compensation levels and grants, the Committee sought advice from an outside consultant and considered compensation data from other national biotechnology companies similar in size to the Company. The Committee concluded that proposed salaries for each executive officer were below market, in part because the Company has not yet adopted an annual cash bonus plan. The Committee intends to consider development of such a cash bonus plan in the future.

STOCK OPTION GRANTS

     As  previously  noted,  an  important  goal of the  Company's  compensation program is to align the interests of the executive officers and other key employees with the long-term interests of the Company's stockholders. To achieve this goal, the Board adopted the Award Plan, pursuant to which the Company may grant stock-based awards to directors, officers and employees of, and consultants and advisors to, the Company. As set forth in the accompanying table entitled "Grants of Options to Purchase Common Stock in Last Fiscal Year," the Committee made individual option grants to executive officers in December 1997, based on each executive's duties and the levels of option grants for executives with comparable positions at other biotechnology companies.

OTHER COMPENSATION VEHICLES

     The Company has adopted a 401(k) Profit Sharing Plan (the "401(k) Plan"), which allows participants to defer compensation pursuant to Section 401(k) of the Internal Revenue Code (the "Code"). The Company has also adopted an Employee Stock Ownership Plan (the "ESOP") under Section 4975(e)(7) of the Code, designed to invest primarily in Agritope Common Stock. All employees of the Company, including executives, are eligible to participate in the 401(k) Plan and the ESOP if certain qualifications are met. In addition to amounts that participants may elect to contribute to the 401(k) Plan, the Company intends to make matching contributions to the 401(k) Plan in Agritope Common Stock, which will be allocated to all participants. The employer's profit sharing contribution to the ESOP, if any, may be made annually either in Agritope Common Stock or in cash. Contributions to the ESOP will be allocated to employees in proportion to their compensation. Payments of benefits accrued for 401(k) Plan and ESOP participants will be made upon retirement or upon termination of employment prior to retirement if certain conditions have been met by the employee prior to termination.

Respectfully submitted,

Compensation Committee:
Nancy L. Buc, Chair
W. Charles Armstrong

                             STOCK PERFORMANCE GRAPH


     The following graph compares the cumulative total return to investors in Agritope Common Stock, the Nasdaq Composite Index and the Russell 2000 Index for the period from December 29, 1997 (the date on which trading of Agritope Common Stock commenced) through September 30, 1998. The graph assumes that $100 was invested on December 29, 1997 in Agritope Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The Russell 2000 Index is an index of companies with market capitalizations similar to that of the Company. It has been selected because the Company has been unable to identify a peer group of companies for comparison. No single public company has a comparable mix of technologies under development or products that serve the same markets as the Company. The Company's management believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total shareholder returns. Stockholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any future period.

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS

                                     DECEMBER 29, 1997        SEPTEMBER 30, 1998
Agritope, Inc.................                     100                      21.6
Nasdaq Composite Index..........                   100                     110.2
Russell 2000 Index............                     100                      85.2

                              CERTAIN TRANSACTIONS


     In September 1997, American Equities was engaged by the Company to act as placement agent in connection with the sale of Common Stock to certain European investors pursuant to Regulation S under the Securities Act and the sale of Series A Preferred to Vilmorin (collectively, the "Regulation S Sales"). Michel de Beaumont is a co-founder and director of American Equities. Mr. de Beaumont was elected to serve as a director of the Company in September 1997. American Equities received commissions equal to five percent of the gross proceeds of the Regulation S Sales. In addition, American Equities and its designees received warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $7.00 per share in consideration for its services as placement agent.

     Pierre Lefebvre, a director of the Company, is chief executive officer of Vilmorin. Vilmorin has entered into a research and development agreement with Agritope, under which Vilmorin will fund certain research and development projects of the Company and receive certain rights in resulting technology. Vilmorin purchased 214,285 shares of Series A Preferred for $7.00 per share in January 1998. Holders of Series A Preferred have the right to elect one director to the Company's Board so long as at least 214,285 shares of Series A Preferred remain outstanding. See "Election of Directors."


                             INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP, independent public accountants, examined the financial statements of the Company for fiscal 1998. The Company expects representatives of Arthur Andersen LLP to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. Representatives of Arthur Andersen LLP will have the opportunity to make a statement at the meeting if they desire to do so. Arthur Andersen LLP has been retained to examine the financial statements of the Company for fiscal 1999.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective February 23, 1998, Agritope dismissed its prior independent accountant, PricewaterhouseCoopers LLP. The decision to change accountants was recommended by Agritope's Audit Committee and was approved by its Board of Directors.

     PricewaterhouseCoopers LLP reports on Agritope's financial statements for fiscal years 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the PricewaterhouseCoopers LLP report on the financial statements for the year ended September 30, 1997 included an explanatory paragraph regarding a change in the basis of presentation of such financial statements from those previously issued.

     During the audits for the years 1997 and 1996 and through the date hereof, there were no disagreement between Agritope and PricewaterhouseCoopers LLP on any matters of auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     Agritope requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 27, 1998, was filed as Exhibit 16 to a Current Report on Form 8-K dated February 23, 1998.

     Effective February 23, 1998, Agritope engaged Arthur Andersen LLP ("Arthur Andersen") as its principal accountant. During fiscal years 1997 and 1996 and through February 23, 1998, Agritope did not consult Arthur Andersen regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.



                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders, which incorporates the Company's Annual Report on Form 10-K, for the fiscal year ended September 30, 1998 accompanies this proxy statement.

                 STOCKHOLDERS PROPOSALS FOR 2000 ANNUAL MEETING

     To be eligible for inclusion in the Company's proxy materials for the 2000 annual meeting of stockholders, a proposal intended to be submitted by a stockholder for action at that meeting, in addition to complying with the stockholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, must be received not later than September 28, 1999 by the Secretary of the Company at the Company's principal executive offices, 16160 SW Upper Boones Ferry Road, Portland, Oregon 97224. In addition, the Company's Bylaws require that notice of stockholder proposals and nominations for director to be considered at the 2000 annual meeting be received by the Secretary of the Company at the above address not later than December 24, 1999. The proposal must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Company. Proposals not meeting these requirements will not be considered at the 2000 annual meeting. The Secretary should be contacted in writing at the above address to obtain additional information as to the proper form and content of submissions.



                                            Gilbert N. Miller
                                            Secretary


January 26, 1999

PROXY


                 AGRITOPE, INC.

            1999 ANNUAL MEETING OF STOCKHOLDERS
        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 COMMON STOCK

     The undersigned hereby appoints Adolph J. Ferro and Gilbert N. Miller, and each of them, proxies with full power of substitution, to represent and to vote, as specified on this Proxy, all shares which the undersigned is entitled to vote at the 1999 annual meeting of stockholders of Agritope, Inc. to be held on Monday, February 22, 1999, and any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present. Either or both of the proxies may exercise all powers granted hereby.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY.
         (Continued and to be signed on reverse side.)


--------------------------------------------------------------------------------
               FOLD AND DETACH HERE



AGRITOPE, INC.  1999 ANNUAL MEETING OF STOCKHOLDERS,MONDAY, FEBRUARY 22, 1999



ELECTION OF DIRECTORS:
                                           FOR          WITHHOLD
Class 2 nominees (term expiring 2002)      / /           / /
                                           --            --
     W. Charles Armstrong
     James T. King
     Roger L. Pringle

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE. TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK WITHHOLD.)

Signature(s)                                          Dated:             ,  1999
               -------------------------------------          -----------
(Please date and sign exactly as your name appears on this Proxy. If more than one name appears, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.)

--------------------------------------------------------------------------------
               FOLD AND DETACH HERE



                 AGRITOPE, INC.

            1999 ANNUAL MEETING OF STOCKHOLDERS
              MONDAY, FEBRUARY 22, 1999

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY

AGRITOPE, INC. 1999 ANNUAL MEETING OF STOCKHOLDERS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         SERIES A PREFERRED STOCK

     The undersigned hereby appoints Adolph J. Ferro and Gilbert N. Miller, and each of them, proxies with full power of substitution, to represent and to vote, as specified on this Proxy, all shares which the undersigned is entitled to vote at the 1999 annual meeting of stockholders of Agritope, Inc. to be held on Monday, February 22, 1999, and any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present. Either or both of the proxies may exercise all powers granted hereby.

ELECTION OF DIRECTORS:
                                            FOR         WITHHOLD
Class 2 nominees (term expiring 2002)      / /           / /
                                           --            --
     W. Charles Armstrong
     James T. King
     Roger L. Pringle

Series A nominee (term expiring 1999)
     Pierre Lefebvre

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE. TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK WITHHOLD.)


IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)                                          Dated:             ,  1999
               -------------------------------------          -----------
(Please date and sign exactly as your name appears on this Proxy. If more than one name appears, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.)




PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.